EXHIBIT 99.1

NEWS RELEASE for March 2, 2006

Contact:

Roberta L. Smigel
Clarient, Inc.
(949) 276.0110
investorrelations@clarientinc.com

CLARIENT APPOINTS ACTING CFO

SAN JUAN CAPISTRANO, Calif. (March 2, 2006) — Clarient, Inc. (Nasdaq: CLRT), a premier technology and services resource for pathologists, oncologists and the pharmaceutical industry, announced today the appointment of Jay Roberts to the position of acting Chief Financial Officer.  Mr. Roberts will be retained until a candidate is named for the permanent position of chief financial officer which is expected to be announced by the end of April.

Roberts comes to Clarient with over 20 years of extensive financial management and strategic experience with expertise in SEC reporting, investment banking, acquisitions, and corporate tax and development transactions for growth-oriented information and healthcare technology companies.  Most recently he served as Chief Financial Officer at Daou Systems (OTCBB: DAOU).  Prior to that, he was vice president of business development for MEDecision, Inc., and Chief Financial Officer for HealthOnline, Inc.

“We are pleased that we are able to add an executive with such an impressive background and skill set during this period of executive change,” said Ron Andrews, Clarient’s president and Chief Executive Officer.  “As we actively conduct our search for this permanent position, I am confident Jay’s presence will insure we meet our financial reporting responsibilities, and with his vast experience, add value to our strategic decision making as well.”

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About Clarient Inc.

                Clarient provides market leading technologies, services and expert support for the characterization, assessment and treatment of cancer, leading to more accurate diagnoses by pathologists, more confident treatment decisions by oncologists, a more efficient way to identify and develop pharmaceuticals and, ultimately, better outcomes for patients. A majority-owned subsidiary of Safeguard Scientifics, Inc., Clarient was formed in 1996 to develop and market the Automated Cellular Imaging System (ACIS). This digital imaging and assessment system allowed pathologists, for the first time, to obtain potentially more reliable, reproducible quantitative results for a broad range of slide-based diagnostic tests. In 2005, the ACIS and other leading diagnostic technologies such as flow cytometry and genetic testing were brought in-house to a state-of-the-art diagnostic laboratory and surrounded by a team of premier cancer specialists, forming the Clarient Diagnostic Services business. This facility and the Clarient team support the efforts of pathologists and the biopharmaceutical industry as a central resource for cancer diagnostics, disease interpretation, remote pathology, and contract research operations.

Clarient’s mission is to provide critical information to clinicians that will improve the quality and reduce the cost of patient care, and speed drug discovery. Many of the top clinical laboratories, hospitals, university medical centers and biopharmaceutical companies in the United States and Europe are currently using Clarient technology and services. Clarient and ACIS are registered trademarks of Clarient. For more information, visit www.clarientinc.com.

About Safeguard

Safeguard Scientifics, Inc. (NYSE: SFE) builds value in high-growth, revenue-stage information technology and life sciences businesses. Safeguard provides growth capital as well as a range of strategic, operating and management resources to our partner companies.  The company participates in expansion financings, corporate carve-outs, management buyouts, recapitalizations, industry consolidations and early-stage financings.  For more information about Safeguard, please visit www.safeguard.com.

The statements herein regarding Clarient, Inc. contain forward-looking statements that involve risks and uncertainty. Future events and the Company’s actual results could differ materially from the results reflected in these forward-looking statements. Factors that might cause such a difference include, but are not limited to the Company’s ability to locate a permanent Chief Financial Officer on a timely basis, and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. Recent experience with respect to instrument placements, new contracts for placements, revenues and results of operations may not be indicative of future results for the reasons set forth above.

The company does not assume any obligation to update any forward-looking statements or other information contained in this document.